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                                                       Exhibit 99.B(23)(p)(iii)

                          BOYAR ASSET MANAGEMENT, INC.
                             BOYAR VALUE FUND, INC.

                                 CODE OF ETHICS

                      Implementation Date: February 1, 2005

GENERAL

The Code of Ethics (the "Code") is predicated on the principle that Boyar Asset Management ("BAM") owes a fiduciary duty to its clients, including the Boyar Value Fund, Inc. (the "Fund"), which is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). Accordingly, BAM's Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, BAM must:

  - PLACE CLIENT INTERESTS AHEAD OF BAM'S - As a fiduciary, BAM must serve in its clients' best interests. In other words, BAM Employees may not benefit at the expense of advisory clients. This concept is particularly relevant when Employees are making personal investments in securities traded by advisory clients.
  - ENGAGE IN PERSONAL INVESTING THAT IS IN FULL COMPLIANCE WITH BAM'S CODE OF ETHICS - Employees must review and abide by BAM's Personal Securities Transaction and Insider Trading Policies.
  - AVOID TAKING ADVANTAGE OF YOUR POSITION - Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with BAM, or on behalf of an advisory client.
  - MAINTAIN FULL COMPLIANCE WITH THE FEDERAL SECURITIES LAWS(1) - Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act. In addition, BAM employees who are Officers of the Fund must also abide by the Fund's Officer Code of Conduct that is established by the investment company.

Any questions with respect to BAM's Code of Ethics should be directed to the Chief Compliance Officer ("CCO"). As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

GUIDING PRINCIPLES & STANDARDS OF CONDUCT

All Employees of BAM will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that BAM expects from its Employees and consultants:

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(1)  "Federal securities laws" means the Securities Act of 1933, the Securities
Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

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  -  Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, Employees, colleagues in the investment profession, and other participants in the global capital markets;
  - Place the integrity of the investment profession, the interests of clients, and the interests of BAM above one's own personal interests;
  - Adhere to the fundamental standard that you should not take inappropriate advantage of your position;
  -  Avoid any actual or potential conflict of interest;
  - Conduct all personal securities transactions in a manner consistent with this policy;
  - Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;
  - Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;
  -  Promote the integrity of, and uphold the rules governing, capital markets;
  - Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.
  -  Comply with applicable provisions of the federal securities laws.

1.   PERSONAL SECURITY TRANSACTION POLICY

     Employees may not purchase or sell any security in an account in which the Employee has a beneficial ownership unless the transaction occurs in an exempted security or the Employee has complied with the Personal Security Transaction Policy set forth below.

REPORTABLE AND EXEMPT SECURITIES

BAM requires Employees to provide periodic reports (See REPORTING section below) regarding transactions and holdings in ANY SECURITY, as that term is defined in
Section 202(a)(18) of the Advisers Act ("Reportable Security"), except that it does not include:

  -  Direct obligations of the Government of the United States;
  - Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
  -  Shares issued by money market funds;
  -  Shares issued by open-end funds other than Reportable Funds(2); and
  - Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

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(2)  A "Reportable Fund" means (a) any fund for which BAM serves as the investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (I.E., in most cases BAM would need to be approved by the fund's board of directors before you can serve); or (b) any fund whose investment adviser or principal underwriter controls BAM, is controlled by BAM, or is under common control with BAM. Currently, BAM does not manage or advise (or is otherwise affiliated with) a Reportable Fund. Currently, BAM is the investment manager to the registered investment companies identified on Appendix A.

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  PLEASE NOTE, SUCH EXEMPTION DOES NOT APPLY TO SHARES OF OPEN-END MUTUAL FUNDS
 THAT ARE ADVISED BY BAM (OR AN AFFILIATE) OR ARE OTHERWISE AFFILIATED WITH BAM
    (OR AN AFFILIATE)("REPORTABLE FUNDS"). MORE SPECIFICALLY, EMPLOYEES MUST PRE-CLEAR AND REPORT ANY PERSONAL TRANSACTION IN THE BOYAR VALUE FUND, INC.

BENEFICIAL OWNERSHIP

     Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

     The following are examples of indirect pecuniary interests in securities:

  - Securities held by members of Employees' immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;
  - Employees' interests as a general partner in securities held by a general or limited partnership; and
  - Employees' interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

     The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

  - Ownership of securities as a trustee where either the Employee or members of the Employees' immediate family have a vested interest in the principal or income of the trust;
  -  Ownership of a vested beneficial interest in a trust; and
  - An Employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

INVESTMENTS IN LIMITED OFFERINGS AND INITIAL PUBLIC OFFERINGS ("IPOS")(3)

No Employee shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or IPO without first obtaining prior approval of the CCO in order to preclude any possibility of their profiting improperly from their positions on behalf of a client. The Compliance Officer shall (a)

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(3)  The term "limited offering" is defined as an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504,505, or 506 of Regulation D. The term "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

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obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of a client; and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the limited offering or IPO), that no clients have any foreseeable interest in purchasing such security. A record of such approval by the Compliance Officer and the reasons supporting those decisions shall be kept as required in the Records section of this Policy. Please refer to Attachment A for a copy of the Limited Offering and IPO Request and Reporting Form.

REPORTING

In order to provide BAM with information to enable it to determine with reasonable assurance any indications of "scalping", "front-running" or the appearance of a conflict of interest with the trading by BAM clients, each Employee of BAM shall submit the following reports in the forms attached hereto to the Compliance Officer showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in the section below entitled EXEMPTIONS.

QUARTERLY TRANSACTION REPORTS

Employees are required to instruct their broker-dealers to send to BAM duplicate broker trade confirmations and/or account statements of the Employee which shall be received by the CCO, at a minimum, no later than thirty (30) days after the end of each calendar quarter. If an Employee's trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in Attachment B. The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership(4): (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

Employees shall also report on a quarterly basis, not later than 30 days after the end of the calendar quarter, the name of ANY account established by the Employee during the quarter in which any securities were held during the quarter for the direct or indirect benefit of the EMPLOYEE, the date the account was established, and the date the report was submitted.

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(4)  "Beneficial Ownership," as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. This may also include securities held by members of an Employee's immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of benefical ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

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                EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT
               TRANSACTIONS BY MEMBERS OF THE EMPLOYEE'S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS
                                OF THE HOUSEHOLD.

INITIAL AND ANNUAL HOLDINGS REPORTS

New BAM Employees are required to report all of their personal securities holdings not later than 10 days after the commencement of their employment (See Attachment C for a copy of the Initial Holdings Report). The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes subject to this Code.

Existing Employees are required to provide BAM with a complete list of securities holdings on an annual basis. The annual holdings report shall be current as of a date no more than 45 days from the date of the report. (See Attachment D for a copy of the Annual Holdings Report).

Each holdings report (both the initial and annual) must contain, at a minimum:
(a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Employee has any direct or indirect beneficial ownership;
(b) the name of any broker, dealer or bank with which the Employee maintains an account in which any securities are held for the Employee's direct or indirect benefit; and (c) the date the Employee submits the report. In the event that Employee submits brokerage or custodial statements to satisfy the initial and/or annual holdings report requirement, Employee must be certain that such statements include the information listed above.

   EMPLOYEES MUST REPORT THE NAME OF ANY BROKER, DEALER OR BANK WITH WHICH THE
     EMPLOYEE MAINTAINS AN ACCOUNT IN WHICH ANY SECURITIES ARE HELD FOR THE EMPLOYEE'S DIRECT OR INDIRECT BENEFIT. PLEASE NOTE THAT THIS REQUIREMENT DOES
NOT PROVIDE FOR ANY EXEMPTIONS TO THE DEFINITION OF A SECURITY, AS THAT TERM IS
  DEFINED IN SECTION 202(A)(18) OF THE ADVISERS ACT. THUS, IF EMPLOYEES HAVE A
   BENEFICIAL INTEREST IN A NON-REPORTABLE SECURITY IN AN ACCOUNT THAT HAS NOT PREVIOUSLY BEEN REPORTED, THE NAME OF THE BROKER, DEALER OR BANK WHERE THESE ACCOUNTS ARE MAINTAINED MUST BE REPORTED (SEE ATTACHMENT E FOR A COPY OF THE
                     ANNUAL ACCOUNT OPENING REPORTING FORM).

DUPLICATE COPIES

A form brokerage letter is attached to this Policy as Attachment F. In order to help ensure that duplicate brokerage statements and/or confirmations are received for all accounts pertaining to a particular Employee, such Employee may complete and send a brokerage letter similar to Attachment F to each bank, broker or dealer maintaining an account on behalf of the Employee.

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EXCEPTIONS FROM REPORTING REQUIREMENTS

An Employee is not required to submit: 1) a transaction or initial and annual holdings report with respect to securities held in accounts over which the Employee had no direct or indirect influence or control (i.e., any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager and over which such employee has no direct or indirect influence or control), and 2) a transaction report with respect to transactions effected pursuant to an automatic investment plan.(5) The CCO will determine on a case-by-case basis whether an account qualifies for either of these exceptions. In addition, from time to time, the CCO may exempt certain transactions on a fully documented trade-by-trade basis.

TRADING AND REVIEW

Though not prohibited by this Personal Security Transaction Policy, BAM does not expect its Employees to engage in frequent short-term (60 days) trading. In addition, BAM forbids its Employees from trading opposite of the Company's recommendations and from "front-running" client accounts, which is a practice generally understood to be Employees personally trading ahead of client accounts. The CCO may, in his or her sole discretion, allow exceptions when he or she has determined that an exception would be equitable and that no abuse is involved.

The CCO will closely monitor Employees' investment patterns to detect any potential or actual abuses involving Employees' personal securities transactions. The COO will monitor the CCO's personal securities transactions for compliance with the Personal Security Transaction Policy.

The review of trading activity reported in Employees' Quarterly Transactions Report will be reviewed in conjunction with the firms' trading blotter against all client trades for the period. In addition, BAM may question, though does not prohibit, trading activity reported by Employees' within the most recent 15 days in which a security or option, not limited to the same direction of trade, is or has been held for by a RIC advisory client.

Adviser Compliance Associates, LLC ("ACA"), an independent compliance consulting firm, shall also conduct a post-trade review of BAM Employees' personal trading. Specifically, BAM Employees submit their personal trades electronically into ACA's proprietary web-based SECURITIES TRANSACTION ONLINE COMPLIANCE SYSTEM ("STOCS"). BAM Employees may enter their trades into STOCS contemporaneously as they trade throughout a quarter or all at once after the end of the quarter. Alternatively, the firm may aggregate the personal trades of all of its Employees into an electronic download and forward such information on to ACA. ACA will then compare such trades to the quarterly download of BAM's clients' trades and this Code. A quarterly report will be issued by ACA to BAM regarding its review.

The reason for the development of a post transaction review process is to ensure that BAM has developed procedures to supervise the activities of its Employees. The comparison of Employee trades to those of advisory clients will identify potential conflicts of interest or the appearance of a potential conflict.

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(5)  "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

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If BAM discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO to review the facts surrounding the transactions. This meeting shall help BAM to determine the appropriate course of action.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

BAM takes the potential for conflicts of interest caused by personal investing very seriously. As such, BAM requires its Employees to promptly report any violations of the Code of Ethics to the CCO. BAM's management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

    BAM HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH BELOW. IN ORDER TO MINIMIZE THE
  POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE
                  TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

If any violation of BAM's Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as he/she deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.

DISCLOSURE

BAM shall describe its Code of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All client requests for BAM's Code of Ethics shall be directed to the Compliance Officer.

The requirement to report on issues to BAM's clients, including RIC and ERISA client's Boards, under this Code and securities regulations may include significant conflicts of interest that arise involving the personal investment policies, even if the conflicts have not resulted in a violation of this Code. For example, BAM may be required to report to the client's Board if a portfolio manager is a director of a company whose securities are held by the client's portfolio.

If the CCO determines that a material violation of this Code has occurred, he or she shall promptly report the violation, and any enforcement action taken, to BAM's senior management. If BAM's senior management determines that such material violation appears to involve a fraudulent, deceptive or manipulative act, BAM must report its findings to the RIC client's Board of Directors or Trustees pursuant to Rule 17j-1.

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RECORDKEEPING

BAM shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or BAM's management.

  - A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
  - A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
  - A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or with the past five years was, an Employee of BAM.
  - A copy of each report made pursuant to this Policy by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
  - A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;
  - The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.
  - A copy of each report made by BAM or its senior management to the Board of the Fund shall be preserved by BAM for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place; and

RESPONSIBILITY

The Compliance Officer will be responsible for administering the Personal Security Transaction Policy. All questions regarding the policy should be directed to the Compliance Officer.

In the event a material change is made to this Code, the CCO shall inform the Fund's CCO of such material change and ensure that such material change is approved by the Fund's Board no later than six months after adoption of the material change.

2.   ASSET ANALYSIS FOCUS POLICY STATEMENT

In addition to the Personal Trading Policy, BAM has adopted procedures with respect to trading around the issuance of ASSET ANALYSIS FOCUS reports (hereafter "AAF"). AAF is not an investment advisory bulletin, recommending the purchase or sale of any security. Nonetheless, the rules outlined below must be followed in order to avoid any appearance of a conflict of interest between the publication of AAF and the buying and selling of featured securities by access persons.

For the purpose of this section, "access persons" are defined as all employees, officers and directors of BAM and its affiliated entities. Access persons may have different goals, opinions or investment objectives than those stated from time to time in AAF and may at times act in ways which differ from the opinions of AAF. The following rules are intended to ensure that access persons do not

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benefit from short-term trading fluctuations in securities prices that could result from the featuring of a particular security in AAF.

  - An AAF is considered to be publicly disseminated five (5) business days after it is mailed to subscribers. AAF's are typically mailed to subscribers on the fourth business day of each month.

  - Nobody (subscriber or non-subscriber) outside of BAM should be informed of any security to be featured in an AAF until such AAF is publicly disseminated. From the period in which the decision is made to feature a particular security in an AAF until such AAF is publicly disseminated, access persons are subject to a "quiet period." The quiet period applies to newly featured companies as well as to updates on companies previously featured in AAF.

  - When the decision is made to feature a new security in an AAF, no access person should purchase this security until after such AAF is publicly disseminated. If an access person has a current position in a newly featured security, the "access person" shall report such position to the CCO, and the AAF featuring such security shall disclose that an access person has an interest in the featured security.

  - If the current month's issue of AAF is an update, access persons are not prohibited from purchasing the security in advance of public dissemination. HOWEVER, IN SUCH CASES, ACCESS PERSONS ARE SUBJECT TO THE RULE BELOW PROHIBITING THE SELLING OF ANY SECURITY FEATURED IN AAF FOR FIFTEEN (15) BUSINESS DAYS AFTER PUBLIC DISSEMINATION.

  - Access persons are prohibited from selling any security featured in an AAF for fifteen (15) business days after public dissemination (i.e. for twenty business days after such AAF is mailed to subscribers). The prohibition includes "Good Until Cancelled" ("GTC") orders. Any previously placed GTC order by an access person that remains open before public dissemination must be canceled prior to dissemination of an AAF if the GTC order involves a security to be featured in the current issue of AAF.

  - On occasion we alert subscribers to an idea via ("an AAF Alert") which is normally sent to subscribers via fax or e-mail. For the purposes of the above rules, an AAF Alert is treated as a newly featured security. An AAF Alert is considered to be publicly disseminated five business days after the issuance of the alert. Any future AAF report on a company which was the subject of an AAF alert will be deemed an update for the purposes of this policy statement.

  - If any access person is in doubt as to the application of any of the above rules, they should immediately contact the CCO.

3.   INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with
Section 204A, BAM has instituted procedures to prevent the misuse of nonpublic information.

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Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

  - Trading by an insider while in possession of material non-public information; or
  - Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or
  - Communicating material non-public information to others in breach of a fiduciary duty.
  - BAM's Insider Trading Policy applies to all of its Employees. Any questions should be directed to the CCO.

WHOM DOES THE POLICY COVER?

This policy covers all of BAM's Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

WHAT INFORMATION IS MATERIAL?

     Individuals may not be held liable for trading on inside information unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Advance knowledge of the following types of information is generally regarded as "material":

  -  Dividend or earnings announcements
  -  Write-downs or write-offs of assets
  -  Additions to reserves for bad debts or contingent liabilities
  -  Expansion or curtailment of company or major division operations
  -  Merger, joint venture announcements
  -  New product/service announcements
  -  Discovery or research developments
  -  Criminal, civil and government investigations and indictments
  -  Pending labor disputes
  -  Debt service or liquidity problems
  -  Bankruptcy or insolvency problems
  -  Tender offers, stock repurchase plans, etc.
  -  Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

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Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

WHAT INFORMATION IS NON-PUBLIC?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. "Non-public" information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

BAM's Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

CONFIDENTIAL STATUS OF A RIC'S HOLDINGS (SELECTIVE DISCLOSURE)

Securities positions in the Fund, and current portfolio transactions and analyses, must be kept confidential. Only reports submitted by the Fund to the public may be provided to any investor or prospective investor in the Fund including any client of BAM who may also be invested in the Fund. No other information regarding the portfolio holdings of the Fund may be used by BAM in any manner, unless otherwise instructed in writing by the Fund and in accordance with its stated policies and procedures regarding selective disclosures and as disclosed in its prospectus or statement of additional information.

PENALTIES FOR TRADING ON INSIDER INFORMATION

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE/SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO as soon as possible. From this point, the Employee, and CCO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

  - Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.
  - Shall not engage in securities transactions of any company, except in accordance with BAM's Personal Security Transaction Policy and the securities laws.
  - Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.
  - Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.
  - Shall immediately report the potential receipt of non-public information to the CCO.
  - Shall not proceed with any research, trading, etc. until the CCO informs the Employee of the appropriate course of action.

4.   SERVING AS OFFICERS, TRUSTEES AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment G. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, BAM may determine that it is in its clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of BAM can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between BAM and the outside organization, and that the Employee does not communicate such information to other BAM Employees in violation of the information barrier.

Similarly, BAM may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire BAM.

BAM Employees are prohibited from engaging in such outside activities without the prior written approval from the Compliance Officer. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV. Please note, any directorships held by BAM's Employees as of the date of the adoption of this Code shall be deemed to be authorized

5.   DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with BAM and in which he or she knows BAM might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to BAM, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any BAM business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by BAM may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

6.   LOANS

No Employee may borrow funds from or become indebted to, any person, business or company having business dealings or a relationship with BAM, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO. Loans, whether or not customary, from any person, business or company having business dealings with BAM with respect to which the Employee has had personal involvement will require the prior written approval of the CCO. No Employee may use BAM's name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

7.   DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

BAM's policy forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against BAM. Employees are expected, if requested, to provide BAM with reasonable assistance, including, but not limited to, meeting or consulting with BAM and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

8.   IMPROPER USE OF BAM PROPERTY

No Employee may utilize property of BAM or utilize the services of BAM, its principals or employees, for his or her personal benefit or the benefit of another person or entity, without proper and express written approval of the CCO. For this purpose, "property" means both tangible and intangible property, including BAM and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

9.   PROTECTION OF BAM'S NAME

Employees should at all times be aware that BAM's name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of BAM's name in any manner that could be misinterpreted to indicate a relationship between BAM and any other entity or activity.

10.  EMPLOYEE INVOLVEMENT IN LITIGATION OR PROCEEDINGS

Employees must advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is subject to any judgment, order or arrest, or is contacted by any regulatory authority.

11.  GIFTS

Employees may not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with BAM, or on behalf of an advisory client. However, Employees may accept gifts from a single giver in aggregate amounts not exceeding $100, and may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the Employee(s) are present. Employees must report their receipt of gifts to the Compliance Officer by completing Attachment H.

RESPONSIBILITY

The Compliance Officer will be responsible for administering the Insider Trading, Serving as Officers, Trustees and/or Directors of Outside Organizations and Gift Policies. All questions regarding the policies should be directed to the Compliance Officer.

                                  ATTACHMENT A

                LIMITED OFFERING & IPO REQUEST AND REPORTING FORM

Name of Issuer:  ___________________________________

Type of Security:      ______________________________________

Public Offering Date:  ______________________________________
                        (for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

  1. I am not investing in this limited offering or IPO to profit improperly from my position as an BAM Employee;

  2. The investment opportunity did not arise by virtue of my activities on behalf of an BAM client; and

  3. To the best of my knowledge, no BAM clients have any foreseeable interest in purchasing this security.

Furthermore, by signing below, I certify that I have read the BAM Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand BAM reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.


Date:                 Signature:
       ---------------               -------------------------------------

                             Print Name:
                                          -----------------------------------

INTERNAL USE ONLY

/ /  Approved            / /  Not Approved        Person Approving __________


Reasons Supporting Decision to Approve/Not Approve: _________________________

_____________________________________________________________________________

_____________________________________________________________________________

                                  ATTACHMENT B

                      QUARTERLY TRANSACTION REPORTING FORM

             REPORTING EMPLOYEE: __________________________________

           FOR QUARTER ENDED ______________________________________

In accordance with BAM's Code of Ethics, please provide a list of all securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a pecuniary interest.

                           TYPE (E.G.,   TICKER
                             EQUITY;       OR
 NUMBER OF                    FIXED       CUSIP    PRINCIPAL  BUY (ACQUIRE)/  INTEREST RATE/               BROKER, DEALER OR
  SHARES    SECURITY NAME    INCOME)    (IF APP.)    AMOUNT   SELL (DISPOSE)     MATURITY     PRICE  DATE         BANK
----------  -------------  -----------  ---------  ---------  --------------  --------------  -----  ----  -----------------



   TO BE USED FOR TRANSACTIONS THAT OCCUR OUTSIDE OF YOUR BROKERAGE ACCOUNTS.
    DELIVER TO MARK BOYAR WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER.
                       USE ADDITIONAL SHEETS IF NECESSARY.

                                  ATTACHMENT C

                          INITIAL HOLDINGS FORM-PAGE 1

Employee _______________________________________________  (PRINT NAME)

Information submitted current as of __________________________  (PRINT DATE)

     In accordance with BAM's Code of Ethics, please provide a list of all Reportable Securities in which you have a pecuniary interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

                                    TYPE            TICKER OR
 NUMBER OF                     (E.G., EQUITY;         CUSIP
  SHARES      SECURITY NAME     FIXED INCOME)    (IF APPLICABLE)    PRINCIPAL AMOUNT
----------    -------------    --------------    ---------------    ----------------



                       USE ADDITIONAL SHEETS AS NECESSARY.

                          INITIAL HOLDINGS FORM-PAGE 2

In accordance with BAM's Code of Ethics, please provide a list of all securities accounts securities in which you have a pecuniary interest.

         NAME OF BROKER,
         DEALER OR BANK               ACCOUNT TITLE              ACCOUNT NUMBER
     --------------------------   ---------------------   ---------------------------



I certify that this form fully discloses all of the securities in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.


-------------------------------------------                     ----------------
Signature                                                       Date


Reviewed by: _____________________________

Date of Review: __________________________


Exception(s) Noted:  / /  No       / /  Yes

If Yes, Describe: _________________________

                                  ATTACHMENT D

                          ANNUAL REPORTING FORM-PAGE 1

Employee ______________________________________________________  (PRINT NAME)

Information submitted current as of ________________________ (PRINT DATE)

In accordance with BAM's Code of Ethics, please provide a list of all securities in which you have a pecuniary interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

                                    TYPE            TICKER OR
 NUMBER OF                     (E.G., EQUITY;         CUSIP
  SHARES      SECURITY NAME     FIXED INCOME)    (IF APPLICABLE)    PRINCIPAL AMOUNT
----------    -------------    --------------    ---------------    ----------------



                       USE ADDITIONAL SHEETS AS NECESSARY.

                          ANNUAL REPORTING FORM-PAGE 2

In accordance with BAM's Code of Ethics, please provide a list of all securities accounts securities in which you have a pecuniary interest.

           NAME OF BROKER,
           DEALER OR BANK             ACCOUNT TITLE              ACCOUNT NUMBER
     --------------------------   ---------------------   ---------------------------



I certify that this form fully discloses all of the securities in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.


-------------------------------------------                     ----------------
Signature                                                       Date

Reviewed by:  ____________________________

Date of Review: __________________________

Exception(s) Noted:  / /  No      / /  Yes

If Yes, Describe:  _______________________

                                  ATTACHMENT E

                    QUARTERLY ACCOUNT OPENING REPORTING FORM

             REPORTING EMPLOYEE: ____________________________

           FOR QUARTER ENDED  _______________________________

In accordance with BAM's Code of Ethics, please provide a list of all securities accounts that have opened during the previous calendar quarter in which you maintain a pecuniary interest.

  NAME OF BROKER, DEALER OR BANK           ACCOUNT TITLE                ACCOUNT NUMBER            DATE OF ACCOUNT ESTABLISHMENT
----------------------------------   -------------------------   ----------------------------   ---------------------------------



I certify that this form fully discloses all of the newly opened accounts in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which the report relates.

--------------------------------------------
Print Name


--------------------------------------------                     ---------------
Signature                                                             Date

Reviewed by:  ____________________________

Date of Review: __________________________

Exception(s) Noted: / /  No      / /  Yes

If Yes, Describe: ________________________

                                  ATTACHMENT F

                           SAMPLE OF BROKERAGE LETTER

[DATE]

[NAME OF CUSTODIAN]
[ADDRESS]
[CITY, STATE ZIP]

Re:  Account No.      ___________________________

     Account Name     ___________________________

Dear [NAME],

As of [DATE], please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

     Boyar Asset Management, Inc.
     Attn: Mark Boyar, Chief Compliance Officer
     35 East 21st Street, Eighth Floor
     New York, New York 10010

If you have any questions or concerns, please feel free to give me a call at
(xxx) xxx-xxxx. Thank you for your immediate attention to this matter.

Sincerely,


[Name]

cc:   Mark Boyar, Chief Compliance Officer

                                  ATTACHMENT G

                  REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM

The undersigned hereby requests approval for participation in the following outside activity:

______________________________________________________________________________

Name and address of company or organization: _________________________________

Nature of organization's primary business or purpose: ________________________

Is this a public company? (YES/NO) If YES, stock symbol: _____________________

Complete description of anticipated role with organization: __________________

______________________________________________________________________________

Describe any compensation you will receive: __________________________________

If this request for approval is granted:

  - I agree to notify the Compliance Officer of any change in the above information.

  - I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

  - I am aware of no other employees who are officers or directors of the organization noted above.

  - I agree to adhere to the insider trading policies of Boyar Asset Management, Inc., and not to communicate any material non-public information in my possession regarding the organization to BAM's investment advisory or research staff.

  - I will avoid participation in discussions regarding service, investment management, or other arrangements with BAM or its affiliates, and will recuse myself from voting on any such matters.

______________________________________________________________________________


Signature of Employee :                                 Date:
                        ----------------------------         -------------------


Approved By:                                            Date:
            ----------------------------------------         -------------------

                                  ATTACHMENT H

                               GIFT RECEIPT REPORT

Employee(s) Receiving the Gift:

______________________________________________________________________________

______________________________________________________________________________

Describe the Gift:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Approximate Total Dollar Amount of Gift:             $______________

Giver of the Gift:

______________________________________________________________________________

______________________________________________________________________________

Has Employee Received Additional Gifts from Giver within the Past 12 Months? If yes, list the gifts received and the approximate Value of the Gifts:

______________________________________________________________________________

______________________________________________________________________________

Relationship of Giver to BAM and/or Employee(s):

______________________________________________________________________________

______________________________________________________________________________

Reason (if known) the Gift will be given to BAM and/or Employee(s):

______________________________________________________________________________

______________________________________________________________________________

COMPLIANCE  USE ONLY

/ /  Approved          / /  Not Approved          Person Approving ___________


Reasons Supporting Decision to Approve/Not Approve: __________________________

______________________________________________________________________________

______________________________________________________________________________